Exhibit 10.1

ALIGHT, INC.

FIRST AMENDMENT TO

SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY

AGREEMENT OF ALIGHT HOLDING COMPANY, LLC

This FIRST AMENDMENT TO SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF ALIGHT HOLDING COMPANY, LLC (this “Amendment”), is dated as of December 1, 2021, by and between Alight, Inc., a Delaware corporation (the “Managing Member”), Bilcar FT, LP, a Delaware limited partnership (“Bilcar”), Trasimene Capital FT, LP, a Delaware limited partnership (“Trasimene”) and Alight Holding Company, LLC (the “Company”).

RECITALS

WHEREAS, the parties hereto previously entered into the Second Amended and Restated Limited Liability Company Agreement of Alight Holding Company, LLC, dated as of July 2, 2021 (the “LLC Agreement”), by and among the Managing Member, Bilcar, Trasimene, the Company and the other parties from time to time party thereto;

WHEREAS, in connection with the completion of the business combination contemplated by the Business Combination Agreement, as amended and restated as of April 29, 2021, between FTAC (as defined below), the Managing Member, the Company and certain other parties, and pursuant to the Amended and Restated Sponsor Agreement, dated as of January 25, 2021, by and among FTAC, the Managing Member, the Company, Bilcar, Trasimene and certain other parties thereto (the “Sponsor Agreement”), Bilcar and Trasimene exchanged 4,540,000 and 10,593,333 private placement warrants to purchase shares of FTAC Class A common stock, par value $0.0001 per share, pursuant to the Original Warrant Agreement, respectively, for an equal number of Class C Units (as defined in the LLC Agreement), which Class C Units have generally the same terms as the prior private placement warrants;

WHEREAS, on November 26, 2021, the Managing Member delivered a notice of redemption of all of its outstanding warrants to purchase shares of the Managing Member’s Class A common stock, $0.0001 par value per share (the “Alight Class A Common Stock”), that were issued under the Warrant Agreement, dated as of May 29, 2020 (the “Original Warrant Agreement”), by and between Foley Trasimene Acquisition Corp. (now known as Alight Group, Inc.) (“FTAC”) and Continental Stock Transfer & Trust Company (the “Warrant Agent”), as amended and assumed by the Managing Member pursuant to that certain Warrant Assumption Agreement, dated as of July 2, 2021 (together with the Original Warrant Agreement, the “Warrant Agreement”), by and between the Managing Member, FTAC and the Warrant Agent, pursuant to Section 6.2 of the Warrant Agreement;

WHEREAS, as of the date hereof, Bilcar and Trasimene are the record holders of 4,540,000 and 10,593,333 Class C Units, respectively, and such Class C Units represent all of the outstanding Class C Units of the Company;

WHEREAS, in connection with the Managing Member’s delivery of a notice of redemption with respect to all of its outstanding warrants, the Managing Member has requested that Bilcar and Trasimene agree to allow the Company to proceed with the redemption of all outstanding Class C Units pursuant to the LLC Agreement and the Warrant Agreement, and Bilcar and Trasimene have agreed to permit such redemption subject to the terms set forth in this Amendment;

WHEREAS, Section 11.2 of the LLC Agreement provides that the LLC Agreement may be amended, supplemented, waived or modified only with the approval of the Managing Member in its sole discretion, provided that no amendment, supplement, waiver or modification may disproportionately and adversely affect a Member (as defined in the LLC Agreement) or remove or alter a right or privilege granted to a Member, without such Member’s prior written consent.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each party hereto, the parties hereby agree as follows:

AGREEMENT

1. Effectiveness. This Amendment will become effective upon the due execution and delivery of this Amendment by the Managing Member, Bilcar and Trasimene.

2. Amendment to LLC Agreement. Section 7.01(e) of the LLC Agreement is hereby amended and restated in its entirety and replaced with the text below:

(e) Class C Units. From and after the expiration of the Lock-Up Period (as defined in the Sponsor Agreement) until the Expiration Date (as set forth in the FTAC Warrant Agreement), each Member holding Class C Units shall have the right, upon delivery of a Class C Exchange Notice, to cause the Company to redeem all or a portion of its Class C Units (but for the avoidance of doubt, no fraction of a Class C Unit) in exchange for, at the option of the Managing Member, the Class C Cash Amount or the Class C Exchanged Shares (such holder, the “Class C Exchanging Member”, and such right to such exchange, the “Class C Exchange Right”) in accordance with the same exchange procedures set forth in Section 8.04(b)(i) through Section 8.04(b)(v) with respect to the Class A Exchange Right mutatis mutandis. All of the existing rights and obligations set forth in the FTAC Warrant Agreement, including those set forth in Section 6 thereof, shall apply to the Company, the Managing Member, and each holder of Class C Units mutatis mutandis, including with respect to the redemption rights (which shall apply to the Class C Units mutatis mutandis), other than as set forth in this Section 7.01(e), including the following:

(i) The second sentence of Section 6.3 shall not apply to a redemption of the Class C Units pursuant to Section 6.1 or Section 6.2 of the FTAC Warrant Agreement;

(ii) Notice of redemption shall be sent or caused to be sent, by electronic delivery or by first class mail, postage prepaid, by the Company not less than fifteen (15) trading days prior to the Redemption Date (the “Redemption Period”) to the holders of the Class C Units to be redeemed at their last addresses as they shall appear on the registration books, and any notice sent in the manner herein provided shall be conclusively presumed to have been duly given whether or not the holder of Class C Units received such notice;

(iii) References to “30-day Redemption Period” in Section 6 shall instead refer to “Redemption Period”; and

(iv) For purposes of calculating the “Redemption Fair Market Value” pursuant to Section 6.2 of the FTAC Warrant Agreement, the Company may elect to calculate the volume weighted average price of the shares of Class A common stock by reference to a ten (10) trading day period that is not the ten (10) trading days immediately following the date on which notice of redemption pursuant to Section 6.2 of the FTAC Warrant Agreement is sent to the holders of Class C Units (the “Alternative 10-Day Period”) if (x) the Company includes an Alternative 10-Day Period in such notice and (y) if each holder of Class C Units electing a “cashless” exchange acknowledges and agrees to complete such calculation by reference to such Alternative 10-Day Period in a fully and properly completed election to purchase in the form attached to such notice and timely delivered to the Warrant Agent.

3. Agreement in Effect. Except as expressly amended by this Amendment, the LLC Agreement shall remain in full force and effect in accordance with its terms.

4. Amendment or Waiver. Any term of this Amendment may be amended or waived only by an instrument in writing signed by the party against which enforcement of the amendment or waiver is sought.

5. Headings. The headings in this Amendment are used for convenience only and are not to be considered in construing or interpreting any provision of this Amendment.

6. Entire Agreement. This Amendment supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof. The LLC Agreement, as amended by this Amendment, contains the sole and entire agreement between the parties with respect to the subject matter hereof.

7. Governing Law. This Amendment shall be governed by, and construed in accordance with, the law of the State of Delaware, without regard to its principles of conflicts laws.

8. Severability. If any term or other provision of this Amendment is held to be invalid, illegal or incapable of being enforced by any rule of Law (as defined in the LLC Agreement), or public policy, all other conditions and provisions of this Amendment shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions is not affected in any manner materially adverse to any party. Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Amendment so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

9. Counterparts. This Amendment may be executed and delivered (including by email or facsimile transmission of a “.pdf” format data) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Copies of executed counterparts transmitted by telecopy by e-mail delivery of a “.pdf” format data rile or other electronic transmission service shall be considered original executed counterparts for purposes of this Section 9.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have entered into this Amendment or have caused this Amendment to be duly executed by their respective authorized officers, in each case as of the date first above stated.

COMPANY:

ALIGHT HOLDING COMPANY, LLC

By:	/s/ Katie J. Rooney
Name: Katie J. Rooney
Title: Chief Financial Officer

MANAGING MEMBER:

ALIGHT, INC.

By:	/s/ Katie J. Rooney
Name: Katie J. Rooney
Title: Chief Financial Officer

[Signature Page to First Amendment to Second Amended and Restated LLC Agreement]

FOUNDER MEMBERS:

TRASIMENE CAPITAL FT, LP

By:	Trasimene Capital FT, LLC, its general partner

By:	/s/ Michael L. Gravelle
Name: Michael L. Gravelle
Title: General Counsel and Corporate Secretary

BILCAR FT, LP

By:	Bilcar FT, LLC, its general partner

By:	/s/ Michael L. Gravelle
Name: Michael L. Gravelle
Title: General Counsel and Corporate Secretary

[Signature Page to First Amendment to Second Amended and Restated LLC Agreement]